EXHIBIT 21.1

LIST OF SUBSIDIARIES

At the time of this filing, the following entity is a subsidiary of Carlyle GMS Finance, Inc.:

Company Name	Jurisdiction of Organization

Carlyle GMS Finance SPV LLC	Delaware